FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE is made as of September 21, 2005 (this "First Amendment"), between FAIRFIELD PROPERTY ASSOCIATES LL ("Landlord") and HARVEY ELECTRONICS, INC. ("Tenant").

                                    RECITALS:

     A. Landlord and Tenant entered into a lease dated July 21, 2000 (the "Lease"), which Lease demises certain premises comprised of approximately 11,841 Gross Rentable Square Feet in Unit 130 (the "Demised Premises") of the building located at 353 Route 46 West, Fairfield, New Jersey.

     B. Tenant and Landlord desire to extend the term of the Lease and to memorialize and confirm other changes to the terms and conditions of the Lease as set forth below.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

     1. The above Recitals are specifically incorporated herein by reference.

     2. In the event the terms or conditions of this First Amendment conflict with, disagree with, or add to any term(s) or condition(s) of the Lease, this First Amendment shall be deemed controlling and shall supersede any contradictory provision(s).

     3. All capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     4. All references in the Lease to Landlord shall mean Fairfield Property Associates LLC.

     5. The term of the Lease is hereby extended by three (3) years and one (1) month commencing on December 1, 2005 (the "Renewal Date") and terminating on December 31, 2008 (the "Extended Term"). All references to the "term" or the "Term" under the Lease shall mean the term as extended by this First Amendment.

     6. Beginning on the Renewal Date:

     (a) Base Rent shall be:

         Period                                             Annual Base Rent         Monthly Base Rent
         ------                                            ----------------         -----------------
         December 1, 2005 through December 31, 2005             $0.00                      $0.00
         January 1,2006 through December 31, 2008               $74,006.28                 $6,167.19

     (b) Tenant's Building Percentage shall remain 19.41%, subject to adjustment per terms of the Lease.

     (c) Tenant's Common Area Payment shall be $3,895.20, subject to adjustment per terms of the Lease.

     7. Tenant is in possession of the Demised Premises and shall continue to lease Demised Premises in its "AS IS" condition. In lieu of Landlord performing any work in the Demised Premises, Landlord agrees to allow Tenant a credit of not more than Five Thousand and 00/100 Dollars ($5,000.00) to be used by Tenant for the sole purpose of improving the Demised Premises, including, without limitation, paint and/or carpeting. Such credit(s) shall be applied to the next occurring installments of Base Rent. Credit(s) shall be approved, in Landlord's reasonable discretion, upon submission by Tenant to Landlord of documentation that expenditures were made during the Improvement Period. Such documentation shall be in the form of (i) a narrative of the improvement(s) made for each particular expenditure, setting out the nature, purpose and location within the Demised Premises of the particular improvement for which credit is requested,
(ii) invoices and cancelled checks for payment of such invoices and (iii) where applicable, final lien waivers, duly executed by all contractors and subcontractors performing such work, indicating that such work has been completed and paid for in full. Landlord reserves the right to inspect the Demised Premises prior to approving any credit for the purpose of confirming the completion and value of the improvement. Tenant shall submit requests for rent credit(s) pursuant to this Paragraph in amounts of not less than Two Thousand and 00/100 Dollars ($2,000.00) per request, with the exception of a final credit request, which may be for any amount.

     8. Landlord is holding the sum of $5,332.69 as Security and shall continue to hold same pursuant to the terms of the Lease.

     9. Landlord and Tenant each warrant and represent to the other that neither employed, dealt with nor negotiated with any broker in connection with this transaction other than Associated Realty, Inc. and SBWE, Inc. ("Broker") and each agrees to indemnify and hold harmless the other against any loss, cost or expense (including reasonable attorneys' fees) arising out of a breach of such representation by the indemnitor. Landlord shall pay any commission owing Broker pursuant to a separate agreement.

     10. Landlord and Tenant affirm that the Lease is in full force and effect, and Tenant certifies that all obligations of Landlord under the Lease as of this date have been fully performed and complied with by Landlord. By entering into this First Amendment, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other conditions with respect to the Lease or the use of the Demised Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing by Landlord.

     11. Tenant represents and warrants that it has obtained all required consents to enter into this First Amendment.

     12. Except as expressly modified or amended by this First Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" in any future correspondence or notice shall be deemed to refer to the Lease as modified by this First Amendment.

     13. This First Amendment is offered for signature by Tenant and it is understood that this First Amendment shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this First Amendment to each other.

     IN WITNESS WHEREOF, the parties have this day set their hands and seals.

Signed, Sealed and Delivered
In the presence of:                LANDLORD:
                                   FAIRFIELD PROPERTY ASSOCIATES LLC

                                   By:  Fairfield Management Associates, LLC

______________________________     By:  /s/ Steven J. Denholtz
                                        --------------------------------------
                                        Steven J. Denholtz, Managing Member

                                   TENANT:
                                   HARVEY ELECTRONICS, INC.

[NOTARY ACKNOWLEDGEMENT]           By: /s/Joseph J. Calabrese
                                       ---------------------------------------
                                       Name:  Joseph J. Calabrese
                                       Title: Executive Vice President
                                              Chief Financial Officer